Exhibit 99.1

INVO Bioscience Regains Full U.S. Commercialization Rights

SARASOTA, Florida – November 8, 2021 — INVO Bioscience, Inc. (“INVO” or the “Company”) (NASDAQ: INVO), a medical device company focused on commercializing the world’s only in vivo culture system (IVC), today announced it will regain full U.S. commercialization rights for its patented INVOcell® device due to Ferring International Center S.A.’s termination for convenience of that certain Distribution Agreement dated November 12, 2018 with INVO, which termination will officially take effect on January 31, 2022. Over the past three years, INVO has been executing on a multi-faceted commercialization strategy which includes partnering to open dedicated “INVO Centers” focused on INVOcell and the IVC procedure, and establishing agreements with distributors in key markets. The terms of the U.S. Distribution Agreement had limited the number of INVO Centers that we were allowed to operate. INVO can now further support U.S. fertility clinicians directly as the exclusive provider of INVOcell® in pursuit of our mission to bring advanced fertility care to the millions of people that are without access to treatment.

“The patients are at the core of our strategy, and we believe that our partnerships and multi-channel business approach can most effectively deliver treatment where it is needed,” said Steve Shum, CEO of INVO. “We believe that direct access to the U.S. market enables us to aggressively pursue our mission to address and improve capacity constraints in the market, and to provide quality fertility care to the patients who need it. We have assembled a strong team of industry leaders who are highly experienced in commercializing advanced reproductive technologies. With the capital we have raised, we are well positioned to leverage their expertise and our infrastructure to accelerate adoption of INVOcell throughout all channels in the U.S. market. In our opinion, the clinical and commercial validation of INVOcell has grown tremendously over the past few years and we believe this provides a solid foundation for our strategy. Direct control of the U.S. market should now enable us to sell directly into the existing IVF clinics, expand the number of INVO Centers free of any limitations, and to aggressively pursue our market expansion to increase access to care.

“We thank Ferring for their valuable partnership and contributions toward the advancement of the INVOcell technology over the past three years,” stated Mike Campbell, COO and VP business development of INVO. “We are excited, and INVO is fully prepared to support and execute on the opportunities across our expanding customer base in the U.S.”

An Update on Recent Commercialization Milestones

●	Initial treatment cycles have commenced at the Company’s first U.S.-based INVO Center in Birmingham, Alabama following its opening in August 2021.

●	The second U.S.-based INVO Center opened in Atlanta, Georgia in September 2021. The practice has begun seeing patients and will perform initial treatment cycles this week.

●	The first international INVO Center opened in Monterrey, Mexico on November 1, 2021. The Monterrey INVO Center has begun seeing patients, with the first cycles scheduled to occur later this year.

●	Signed a partnership agreement with Lyfe Medical, LLC to establish and operate a INVO Center in the San Francisco Bay area to offer the INVOcell.

●	Completed the acquisition of a Canadian-based entity formed to offer INVOcell in Canada.

●	Development efforts for new branding, logos and website are underway, as well as an expanded social media presence. Rollout is expected in the coming weeks.

●	International distribution and INVO Center developments continue across all continents.

Additional information regarding the timing and transfer of the INVOcell U.S. commercialization rights can be found in the Company’s Form 8-K filed today with the Securities and Exchange Commission and available at www.sec.gov.

About INVO Bioscience

We are a medical device and fertility clinic development company focused on creating simplified, affordable treatments for patients diagnosed with infertility. Our solution, the INVO® Procedure, is a revolutionary in-vivo method of vaginal incubation that offers patients a more natural and intimate experience. Our lead product, the INVOcell®, is a patented medical device used in infertility treatment and is considered an “assisted reproductive technology.” The INVOcell® enables the first intra-vaginal culture (IVC) procedure in the world and is used for the natural, in-vivo incubation of eggs and sperm during fertilization and early embryo development. The INVOcell offers an alternative to traditional in-vitro fertilization (IVF) and intrauterine insemination (IUI). Our mission is to increase access to care and expand fertility treatment across the globe with a goal to lower the cost and increase the availability of care. For more information, please visit invobio.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

INVO Bioscience

Steve Shum, CEO

978-878-9505

sshum@invobio.com

Investors

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com